Exhibit 99.1

John Marshall Bancorp, Inc. Announces Effectiveness of Registration Statement on Form 10 and Listing on Nasdaq Capital Market

Company Release - 4/26/2022

RESTON, Va. – (BUSINESS WIRE) – John Marshall Bancorp, Inc. (the “Company”) (Nasdaq: JMSB), the parent company of John Marshall Bank, today announced that its Registration Statement on Form 10 has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) and that its common stock will begin trading on the Nasdaq Capital Market effective with the opening of trading on April 27, 2022. Shares of the Company’s common stock will continue to trade under the symbol “JMSB.”

“We are very pleased to announce the completion of this strategic initiative, which we believe will increase our stock’s visibility and liquidity,” said Christopher W. Bergstrom, President and Chief Executive Officer. “Being an SEC registrant and trading on the Nasdaq will provide greater transparency into our operations which we believe will broaden our universe of potential investors and increase the Company’s access to the capital markets.  In time, we believe the deeper investor pool, eligibility for inclusion in stock fund indices and potential equity research coverage of our stock will promote increased trading activity in our stock.  All of the foregoing will be additive as we continue to execute our strategic plan.”

For additional information, contact:

Christopher W. Bergstrom, President & CEO of John Marshall Bancorp, Inc.
(703) 584-0840

About John Marshall Bancorp, Inc.

John Marshall Bancorp, Inc. is the bank holding company for John Marshall Bank. John Marshall Bank (“JMB” or the “Bank”) is a $2.25 billion bank headquartered in Reston, Virginia with eight full-service branches located in Alexandria, Arlington, Loudoun, Prince William, Reston, and Tysons, Virginia, as well as Rockville, Maryland, and Washington, D.C. with one loan production office in Arlington, Virginia. The Bank is dedicated to providing exceptional value, personalized service and convenience to local businesses and professionals in the Washington D.C. Metro area. JMB offers a comprehensive line of sophisticated banking products and services that rival those of the largest banks along with experienced staff to help achieve customers’ financial goals. Dedicated Relationship Managers serve as direct points-of-contact, providing subject matter expertise in a variety of niche industries including Charter and Private Schools, Government Contractors, Health Services, Nonprofits and Associations, Professional Services, Property Management Companies, and Title Companies. Learn more at www.johnmarshallbank.com.

In addition to historical information, this press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiary include, but are not limited to the following: changes in interest rates, general economic conditions, public health crises (such as the governmental, social and economic effects of COVID-19), levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines, and other conditions which by their nature are not susceptible to accurate forecast, and are subject to significant uncertainty. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

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